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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

            Name                                     State of Incorporation
           -------                                   -----------------------
TradeStation Securities, Inc.                                Florida
TradeStation Technologies, Inc.                              Florida
Omega Research Corporation(1)                                Florida
   (f/k/a Direct xChange Securities, Inc.)


(1) Omega Research Corporation (f/k/a Direct xChange Securities, Inc.) was inactive during the fiscal year ended December 31, 2003.